UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 10, 2007

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

2-27612	FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-0247775

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On October 10, 2007, Florida Power & Light Company (FPL) sold $300 million principal amount of First Mortgage Bonds, 5.55% Series due November 1, 2017 (Bonds). The Bonds were sold pursuant to a Prospectus Supplement dated October 3, 2007 to a Prospectus dated May 3, 2007 and pursuant to Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08, as amended. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with this offering.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
The following exhibits are being filed pursuant to Item 9.01 herein.
Exhibit Number	Description
4	One Hundred Twelfth Supplemental Indenture dated as of October 1, 2007 between FPL and Deutsche Bank Trust Company Americas, Trustee
5(a)	Opinion and Consent, dated October 10, 2007, of Squire, Sanders & Dempsey L.L.P., counsel to FPL
5(b)	Opinion and Consent, dated October 10, 2007, of Thelen Reid Brown Raysman & Steiner LLP, counsel to FPL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
FLORIDA POWER & LIGHT COMPANY
(Registrant)
Date: October 10, 2007

K. MICHAEL DAVIS

K. Michael Davis Vice President, Accounting and Chief Accounting Officer of Florida Power & Light Company (Principal Accounting Officer of the Registrant)